UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2023

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut		06002
(Address of Principal Executive Offices)		(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	KAMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Credit Agreement

On June 21, 2023, Kaman Corporation (the “Company”) entered into the Amendment and Restatement Agreement (“Amendment and Restatement Agreement”), by and among the Company, RWG Germany GmbH (“RWG Germany”), Kaman Lux Holding, S.à r.l. (“Kaman Lux”), the other subsidiary borrowers party thereto (the “Subsidiary Borrowers” and, together with the Company, RWG Germany and Kaman Lux, the “Borrowers”), the subsidiary guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent (in such capacities, the “Agent”), which amends and restates in its entirety that certain Credit Agreement, originally dated as of November 20, 2012 (as amended and restated and otherwise modified from time to time prior to entry into the Amendment and Restatement Agreement, the “Existing Credit Agreement”), by and among the Company, RWG Germany, certain other subsidiary borrowers, subsidiary guarantors and lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Agent  (the Existing Credit Agreement as so amended and restated, the “Third Amended and Restated Credit Agreement”).

Pursuant to the Third Amended and Restated Credit Agreement, the Existing Credit Agreement was amended and restated in its entirety to, among other things, (i) extend the maturity date to June 21, 2028; (ii) reduce the aggregate amount of revolving commitments from $800 million to $740 million; (iii) modify the financial covenants set forth in Article 6 of the Existing Credit Agreement; and (iv) effectuate certain additional modifications to the terms and provisions of the Existing Credit Agreement, including its pricing, as further described in the Third Amended and Restated Credit Agreement.

The terms of the Third Amended and Restated Credit Agreement include the following:

•
Revolving Credit Facility: An aggregate $740 million revolving credit facility which expires on June 21, 2028 and includes sublimits for the issuance of standby letters of credit, swingline loans and multicurrency borrowings in certain specified foreign currencies.

•
Interest Rates and Fees: Revolving Loans incurred under the Third Amended and Restated Credit Agreement Facility will bear interest, at the applicable Borrower’s option, at either (a) the Term Benchmark Rate or RFR plus a margin ranging from 1.375% to 2.250% per year or (b) the Base Rate plus a margin ranging from 0.375% to 1.250% per year (such margins being referred to as the “Applicable Margin”).  The Applicable Margin varies depending on the Company’s Senior Secured Net Leverage Ratio (as defined in the Third Amended and Restated Credit Agreement).  The Term Benchmark Rate and RFR are each subject to a zero percent floor.  The Company will be charged a commitment fee ranging from 0.200% to 0.350% per year on the daily amount of unused portions of the Revolving Credit Commitments under the Third Amended and Restated Credit Agreement.  Additionally, with respect to all letters of credit outstanding under the Third Amended and Restated Credit Agreement, the Company will be charged a fronting fee of 0.125% per year and a participation fee equal to the Applicable Margin for SOFR or RFR Loans multiplied by the amount available to be drawn under each letter of credit.

•
Expansion Option:  Provisions permitting the Company from time to time to increase the aggregate amount of the revolving credit facility by up to the greater of (a) $200 million and (b) 100% of TTM Consolidated Adjusted EBITDA with additional commitments from the Lenders, as they may agree, or new commitments from financial institutions acceptable to the Administrative Agent and the Company in their reasonable discretion.

•
Prepayment: Provisions permitting the Borrowers to prepay borrowings in whole or in part at any time without premium or penalty, subject to reimbursement of certain costs of the Lenders, and permitting the Company to cancel, in whole or in part, the unutilized portion of the commitments under the revolving credit facility in excess of the outstanding loans, the stated amount of all outstanding letters of credit and all unreimbursed amounts drawn under any letters of credit.

•
Financial Covenants: The Third Amended and Restated Credit Agreement requires compliance with certain financial covenants, including a maximum total net leverage ratio and a minimum interest coverage ratio, both of which are further described in the Third Amended and Restated Credit Agreement and will be tested on a quarterly basis.  The Third Amended and Restated Credit Agreement also includes a minimum liquidity requirement, as further described in the Third Amended and Restated Credit Agreement, which will be tested on the last day of the fiscal quarter ending on or about September 30, 2023, on the last day of the fiscal quarter ending December 31, 2023 and on the last day of the fiscal quarter ending on or about March 29, 2024.

•
Other Covenants: The Third Amended and Restated Credit Agreement includes various other covenants that, among other restrictions, limit the Company’s and its subsidiaries’ ability to incur or assume indebtedness; grant or assume liens; make acquisitions or engage in mergers; sell, transfer, assign or convey assets; repurchase equity and make dividend and certain other restricted payments; make investments; engage in transactions with affiliates; enter into sale and leaseback transactions; enter into burdensome agreements; change the nature of its business; modify their organizational documents; and amend or make prepayments on certain junior debt.

•
Events of Default: Provisions providing that upon the occurrence of an event of default under the Third Amended and Restated Credit Agreement, the lenders may, among other remedies, terminate the revolving commitments and accelerate the maturity of the Borrowers’ outstanding obligations thereunder.

The foregoing description of the Third Amended and Restated Credit Agreement is a summary and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The representations, warranties and covenants made by the parties in the Third Amended and Restated Credit Agreement: (a) were made solely for the benefit of the parties to the Third Amended and Restated Credit Agreement; (b) are subject to limitations agreed upon by the contracting parties, including being qualified by a confidential disclosure schedule; (c) may have been made for the purposes of allocating contractual risk between the parties to the Third Amended and Restated Credit Agreement instead of establishing matters as facts; and (d) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on any representations, warranties or covenants contained in the Third Amended and Restated Credit Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries. Information concerning the subject matter of any of such representations, warranties and covenants may change after the date of the Third Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amended and Restated Credit Agreement set forth under Item 1.01 above is hereby incorporated by reference in its entirety in response to this Item 2.03.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description

10.1
Amendment and Restatement Agreement, dated as of June 21, 2023, by and among Kaman Corporation, RWG Germany GmbH, Kaman Lux Holding, S.à r.l and the other subsidiary borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ James G. Coogan
James G. Coogan
Senior Vice President, Chief Financial Officer and Treasurer

Date: June 21, 2023